                                                                     EXHIBIT 1.1

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                                KCS ENERGY, INC.

                            (a Delaware corporation)


                        6,000,000 Shares of Common Stock




                             UNDERWRITING AGREEMENT




Dated: November 20, 2003



================================================================================

                                TABLE OF CONTENTS

                                                                                                         PAGE
                                                                                                         ----
SECTION 1.       Representations and Warranties............................................................2

         (a)  Representations and Warranties by the Company................................................2
              (i)      Compliance with Registration Requirements...........................................2
              (ii)     Incorporated Documents..............................................................3
              (iii)    Independent Accountants.............................................................3
              (iv)     Financial Statements................................................................3
              (v)      No Material Adverse Change in Business..............................................3
              (vi)     Good Standing of the Company........................................................4
              (vii)    Good Standing of the Subsidiaries...................................................4
              (viii)   Capitalization......................................................................4
              (ix)     Authorization of Agreement..........................................................5
              (x)      Authorization and Description of Securities.........................................5
              (xi)     Absence of Defaults and Conflicts...................................................5
              (xii)    Absence of Labor Dispute............................................................6
              (xiii)   Absence of Proceedings..............................................................6
              (xiv)    Accuracy of Exhibits................................................................6
              (xv)     Absence of Further Requirements.....................................................6
              (xvi)    Possession of Intellectual Property.................................................6
              (xvii)   Possession of Licenses and Permits..................................................7
              (xviii)  Title to Property...................................................................7
              (xix)    Certain Oil and Gas Matters.........................................................7
              (xx)     Investment Company Act..............................................................8
              (xxi)    Environmental Laws..................................................................8
              (xxii)   Registration Rights.................................................................8
              (xxiii)  Stabilizing Transactions............................................................9
              (xxiv)   Statistical and Market Data.........................................................9
              (xxv)    Finders' Fee........................................................................9
              (xxvi)   Payment of Taxes....................................................................9
              (xxvii)  Internal Controls...................................................................9
              (xxviii) Insurance..........................................................................10
              (xxix)   Related Party Transactions.........................................................10
              (xxx)    Offering Materials.................................................................10
              (xxxi)   Reserve Reports....................................................................10
              (xxxii)  No Integration.....................................................................10
              (xxxiii) Sarbanes-Oxley.....................................................................10

SECTION 2.       Sale and Delivery to Underwriters; Closing...............................................11

         (a)  Initial Securities..........................................................................11
         (b)  Option Securities...........................................................................11
         (c)  Payment.....................................................................................12

SECTION 3.       Covenants of the Company..................................................................12

         (a)  Compliance with Securities Regulations and Commission Requests...............................12
         (b)  Filing of Amendments.........................................................................12
         (c)  Delivery of Registration Statements..........................................................13
         (d)  Delivery of Prospectuses.....................................................................13
         (e)  Continued Compliance with Securities Laws....................................................13
         (f)  Blue Sky Qualifications......................................................................13
         (g)  Rule 158.....................................................................................14
         (h)  Use of Proceeds..............................................................................14
         (i)  Listing......................................................................................14
         (j)  Restriction on Sale of Securities............................................................14
         (k)  Reporting Requirements.......................................................................14

SECTION 4.       Payment of Expenses.......................................................................14


SECTION 5.       Conditions of the Underwriters' Obligations...............................................15

         (a)  Effectiveness of Registration Statement......................................................15
         (b)  Opinion of Counsel for the Company...........................................................15
         (c)  Opinion of Counsel for the Underwriters......................................................15
         (d)  Officers' Certificate........................................................................16
         (e)  Accountant's Comfort Letter..................................................................16
         (f)  Bring-Down Comfort Letter....................................................................16
         (g)  Reserve Engineer's Letter....................................................................16
         (h)  Approval of Listing..........................................................................16
         (i)  Lock-up Agreements...........................................................................16
         (j)  Conditions to Purchase of Option Securities..................................................17
              (i)      Officers' Certificate...............................................................17
              (ii)     Opinion of Counsel for the Company..................................................17
              (iii)    Opinion of Counsel for the Underwriters.............................................17
              (iv)     Bring-down Comfort Letter...........................................................17
         (k)  Additional Documents.........................................................................17
         (l)  Termination of Agreement.....................................................................17

SECTION 6.       Indemnification...........................................................................18

         (a)  Indemnification of the Underwriters..........................................................18
         (b)  Indemnification of the Company and its Directors and Officers................................18
         (c)  Actions against Parties; Notification........................................................19
         (d)  Settlement without Consent if Failure to Reimburse...........................................19

SECTION 7.       Contribution..............................................................................20

SECTION 8.       Defaulting Underwriters...................................................................21

SECTION 9.       Representations, Warranties and Agreements to Survive Delivery............................22

SECTION 10.      Termination of Agreement..................................................................22

         (a)  Termination; General.........................................................................22
         (b)  Liabilities..................................................................................22

SECTION 11.      Notices...................................................................................22

SECTION 12.      Parties...................................................................................23

SECTION 13.      APPLICABLE LAW AND TIME...................................................................23

SECTION 14.      Effect of Headings........................................................................23

SECTION 15.      Counterparts..............................................................................23


SCHEDULES

         Schedule A - Pricing Information
         Schedule B - List of Underwriters
         Schedule C - List of Persons Subject to Lock-up

EXHIBITS

         Exhibit A - Form of Opinion of Andrews Kurth LLP
         Exhibit B - Form of Lock-up Letter

                                                               November 20, 2003


JEFFERIES & COMPANY, INC.
SANDERS MORRIS HARRIS INC.
HARRIS NESBITT CORP.
C/O JEFFERIES & COMPANY, INC.
909 Fannin, Suite 3100
Houston, Texas  77010

Ladies and Gentlemen:

         KCS Energy, Inc., a Delaware corporation (the "Company"), confirms its agreement with Jefferies & Company, Inc., Sanders Morris Harris Inc. and Harris Nesbitt Corp. (collectively, the "Underwriters") with respect to the issue and sale by the Company and the purchase by the Underwriters of 6,000,000 shares of its Common Stock, par value $0.01 per share (the "Initial Securities"), and with respect to the grant by the Company of the option described in Section 2 hereof to purchase all or part of an additional 900,000 shares of its Common Stock, par value $0.01 per share (the "Option Securities"), to cover over-allotments, if any. The Initial Securities and the Option Securities to be purchased by the Underwriters are hereinafter called, collectively, the "Securities."

         The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Underwriters deem advisable after this Agreement has been executed and delivered.

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (Registration No. 333-108824) covering the registration of common stock (including the Securities) under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"). The registration statement has been declared effective by the Commission. Such registration statement is referred to herein as the "Registration Statement," and the final prospectus and the final prospectus supplement relating to the offering of the Securities, in the final forms furnished to the Underwriters by the Company for use in connection with the offering of the Securities, are collectively referred to herein as the "Prospectus;" provided, however, that all references to the "Registration Statement" and the "Prospectus" shall also be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), prior to the execution of this Agreement. For purposes of this Agreement, all references to the Registration Statement, Prospectus or to any amendment or supplement to either of the foregoing shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

         All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" (or other references of like import) in the Registration Statement or Prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement or Prospectus, as the case may be, prior to the execution of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement or Prospectus shall be deemed to include the filing of any document under the 1934 Act which is incorporated by reference in the Registration Statement or Prospectus, as the case may be, after the execution of this Agreement and until the termination of the offering.

         SECTION 1. Representations and Warranties.

         (a) Representations and Warranties by the Company. The Company represents and warrants to the Underwriters as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

                  (i) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement has become effective under the 1933 Act, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and, to the knowledge of the Company, no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission, and, if applicable, the Company has complied with all requests by the Commission for additional information.

                  At the time the Registration Statement became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement and any amendments and supplements thereto complied and will comply when filed in all material respects with the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus, or any amendments or supplements thereto, and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), neither the Prospectus nor any amendments or supplements thereto, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Underwriters expressly for use in the Registration Statement or Prospectus. With respect to the preceding sentence, the Company acknowledges that the only information furnished in writing by the Underwriters for use in the Registration Statement or the Prospectus are the statements contained in the paragraphs under the caption "Underwriting--Commission and Expenses", "--Stabilization, Short Swing Positions and Penalty Bids", "--Discretionary Sales" and "--Electronic Distribution" in the Prospectus.

                  Each prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act Regulations, complied when so filed in all material respects with the 1933 Act Regulations and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (ii) Incorporated Documents. Each document incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply when filed in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, when read together with the other information in the Prospectus, at the date of the Prospectus, at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (iii) Independent Accountants. Ernst & Young LLP, which is reporting on certain of the audited financial statements of the Company included in the Registration Statement and the Prospectus, are independent public accountants within the meaning of the 1993 Act and 1933 Act Regulations.

         Arthur Andersen LLP, who certified certain of the financial statements and supporting schedules included in the Registration Statement and the Prospectus, were at the time of the certification of such reports independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                  (iv) Financial Statements. The historical financial statements of the Company included in the Registration Statement and the Prospectus, together with the related schedules and notes thereto present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified. Such financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America ("GAAP") applied, except as disclosed therein, on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement and the Prospectus present fairly in accordance with GAAP the information required to be stated therein.

                  (v) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) the Company and its subsidiaries have not incurred any liability or obligations, direct or contingent, nor entered into any transaction, other than those in the ordinary course of business, which are material with respect to the Company or its subsidiaries, (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, other than the payment of a dividend on its outstanding shares of Series A convertible preferred stock, par value $0.01 per share (the "Preferred Stock"), in October 2003, and (D) there has not been any material adverse change in the capital stock, short-term debt or long term debt of the Company or any of its subsidiaries.

                  (vi) Good Standing of the Company. The Company has been duly organized, is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified or be in good standing would not result in a Material Adverse Effect. To the Company's knowledge, no proceeding has been instituted in any jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail, such power and authority or qualification. The Company does not own, lease or license any asset or property or conduct any material business outside of the United States of America.

                  (vii) Good Standing of the Subsidiaries. Each subsidiary of the Company (each a "Subsidiary" and, collectively, the "Subsidiaries") has been duly organized, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its properties and to conduct its business in as described in the Registration Statement and the Prospectus and is duly qualified as a foreign corporation, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified or be in good standing would not result in a Material Adverse Effect. Except as otherwise stated in the Registration Statement and the Prospectus and except for liens resulting from the Company's credit facility and pledges under such credit facility, all of the issued and outstanding shares of capital stock of each Subsidiary has been duly authorized and is validly issued, fully paid and non-assessable and is owned by the Company, directly or indirectly, through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of any Subsidiary were issued in violation of preemptive or other similar rights of any securityholder of such Subsidiary. The only Subsidiaries of the Company are the Subsidiaries listed in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.

                  (viii) Capitalization. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Prospectus in the column entitled "Actual" in the "Capitalization" section of the Prospectus (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to the conversion of the Preferred Stock, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities, warrants or options referred to in the Prospectus). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company were issued in violation of preemptive or other similar rights of any securityholder of the Company.

                  (ix) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

                  (x) Authorization and Description of Securities. The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable; the statements set forth in the Prospectus under the caption "Description of Capital Stock--Common Stock," insofar as it purports to constitute a summary of the terms of the Common Stock, are a fair summary in all material respects; no holder of the Securities will be subject to personal liability under the Delaware General Corporation Law by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

                  (xi) Absence of Defaults and Conflicts. Neither the Company nor any of its Subsidiaries is in violation of its charter or bylaws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (collectively, "Agreements and Instruments"), except for such defaults that would not result in a Material Adverse Effect. The execution, delivery and performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus in the "Use of Proceeds" section of the Prospectus) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of (A) the provisions of the charter or bylaws of the Company or any of its Subsidiaries or (B) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their assets, properties or operations, which violations, in the case of clause (B), would, individually or in the aggregate, have a Material Adverse Effect. As used herein, a "Repayment Event" means any event or condition that gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Subsidiaries.

                  (xii) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is imminent that could reasonably be expected to result in a Material Adverse Effect.

                  (xiii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, to the knowledge of the Company, now pending, or threatened, against or directly affecting the Company or any of its Subsidiaries which could reasonably be expected to result in a Material Adverse Effect, or that might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder. The aggregate of all pending legal or governmental proceedings to which the Company or any of its Subsidiaries is a party or of which any of their respective properties or assets is the subject that are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

                  (xiv) Accuracy of Exhibits. There are no contracts or documents that are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto that have not been so described and filed as required.

                  (xv) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except (A) for such required under the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and state securities or "Blue Sky" laws, (B) for such which have been, or prior to the applicable Date of Delivery (as defined below) will be, obtained or (C) for such which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect.

                  (xvi) Possession of Intellectual Property. The Company and its Subsidiaries own or possess, or can acquire on reasonable terms, adequate know-how (including unpatented and/or unpatentable proprietary or confidential information, systems or procedures) or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of its Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances that could reasonably be expected to render any Intellectual Property invalid or inadequate to protect the interests of the Company or any of its Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

                  (xvii) Possession of Licenses and Permits. The Company and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus and except for such permits which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect; the Company and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, subject to such qualifications as may be set forth in the Prospectus and except for such noncompliance which would not, individually or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, subject to such qualifications as may be set forth in the Prospectus and except for such Governmental Licenses which, if not valid and in full force and effect, would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses.

                  (xviii) Title to Property. The Company and its Subsidiaries have good and indefeasible title to all of their interests in oil and gas properties (other than interests earned under farm-out, participation or similar agreements in which an assignment or transfer is pending) and all other real property owned by the Company and its Subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus, (b) liens and encumbrances under operating agreements, unitization and pooling agreements, production sales contracts, farm-out agreements and other oil and gas exploration participation and production agreements, in each case that secure payment of amounts not yet due and payable for the performance of other inchoate obligations and are of a scope and nature customary in the oil and gas industry or arise in connection with drilling and production operations, or (c) do not, singly or in the aggregate, materially affect the value of the affected property and do not interfere with the use made and proposed to be made of such property by the Company or its Subsidiaries, as the case may be. All of the leases and subleases of real property that are material to the business of the Company or any of its Subsidiaries and under which the Company or any of its Subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any of its Subsidiaries has received notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its Subsidiaries under any of such leases or subleases, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

                  (xix) Certain Oil and Gas Matters. Except as described in the Prospectus, as of the date hereof, (i) all royalties, rentals, deposits and other amounts owed under the oil and gas leases constituting the oil and gas properties of the Company and its Subsidiaries have been properly and timely paid (other than amounts held in routine suspense accounts pending payments), and no material amount of proceeds from the sale or production attributable to the oil and gas properties of the Company and its Subsidiaries are currently being held in suspense by any purchaser thereof, except where such amounts due could not, singly or in the aggregate, have a Material Adverse Effect on the Company or any of its Subsidiaries, and (ii) there are no claims under take-or-pay contracts pursuant to which natural gas purchasers have any make-up rights affecting the interests of the Company or its Subsidiaries in their oil and gas properties, except where such claims could not, singly or in the aggregate, have a Material Adverse Effect on the Company or any of its Subsidiaries.

                  (xx) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

                  (xxi) Environmental Laws. Except as described in the Registration Statement and the Prospectus, (A) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements,
         (C) to the knowledge of the Company, there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries and (D) there are no events or circumstances that could reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or any Environmental Laws, except in the case of clauses (A), (B), (C) or (D) where such violation, failure to receive required permits, authorizations and approvals or failure to comply with the requirements of such permits, authorizations and approvals, action or liabilities related to Hazardous Materials or any Environmental Laws would not, individually or in the aggregate, have a Material Adverse Effect.

                  (xxii) Registration Rights. No holder of any securities of the Company has any rights, not effectively satisfied or waived, to require the Company to register the sale of any securities under the 1933 Act in connection with the filing of the Registration Statement or the consummation of the transactions contemplated therein or pursuant to this Agreement.

                  (xxiii) Stabilizing Transactions. The Company has not taken and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities.

                  (xxiv) Statistical and Market Data. The statistical and market-related data included or incorporated by reference in the Registration Statement and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate or represent the Company's good faith estimates that are made on the basis of data derived from such sources.

                  (xxv) Finders' Fee. The Company knows of no outstanding claims for services, in the nature of a finder's fee or origination fee or other similar claim, with respect to the transactions contemplated hereby, other than the underwriting fees and compensation to be paid to the Underwriters in accordance with this Agreement.

                  (xxvi) Payment of Taxes. All United States federal income tax returns of the Company and its Subsidiaries required by law to be filed have been filed (or extensions with respect to such tax returns have been obtained). All taxes shown by such filed tax returns or otherwise assessed, that are due and payable, have been paid, except those which are being contested in good faith and as to which adequate reserves have been provided in accordance with generally accepted accounting principles. The Company has not received any notice from the Internal Revenue Service that it intends to audit the Company's federal income tax returns for any year during the three year period ended December 31, 2002 and no audit proceeding by the Internal Revenue Service has been conducted during such period. The Company and its Subsidiaries have filed all other tax returns (or obtained extensions with respect to such tax returns) that are required to have been filed by them pursuant to applicable foreign, state, local or other law, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its Subsidiaries, except those which are being contested in good faith and as to which adequate reserves have been provided in accordance with generally accepted accounting principles. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate in all material respects to meet any assessments or reassessments for additional income tax for any years not finally determined.

                  (xxvii) Internal Controls. The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management's general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (xxviii) Insurance. The Company and its Subsidiaries carry or are covered by insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies similar to the Company engaged in the same or similar business, and all such insurance is in full force and effect.

                  (xxix) Related Party Transactions. No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, stockholder, customer or supplier of any of them, on the other hand, which is required by the 1933 Act or by the 1933 Act Regulations to be described in the Registration Statement or the Prospectus which is not so described or is not described as required.

                  (xxx) Offering Materials. The Company has not distributed and, prior to the later to occur of (a) the Closing Time and (b) completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than the Registration Statement, the Prospectus, or other materials, if any, permitted by the 1933 Act and approved by the Underwriters.

                  (xxxi) Reserve Reports. The written engineering report prepared by Netherland, Sewell & Associates, Inc., an oil and gas engineering consulting firm ("NSA"), as of June 30, 2003, setting forth the engineering values attributed to the oil and gas properties of the Company and its Subsidiaries accurately reflect in all material respects the ownership interests of the Company and its Subsidiaries in the properties therein as of June 30, 2003, except as otherwise disclosed in the Registration Statement and the Prospectus. The information furnished by the Company to NSA for purposes of preparing its report, including, without limitation, production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true, correct and complete in all material respects on the date supplied and was prepared in accordance with customary industry practices, as indicated in the letter of NSA dated August 7, 2003; NSA, who prepared estimates of and the extent and value of proved oil and natural gas reserves, are independent with respect to the Company.

                  (xxxii) No Integration. Except as described in the Prospectus or in the documents incorporated by reference into the Prospectus, the Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the 1933 Act, other than shares issued pursuant to the conversion of the Preferred Stock, pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

                  (xxxiii) Sarbanes-Oxley. The principal executive officer and principal financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act or any related rules and regulations promulgated by the Commission, and the statements contained in any such certification are complete and correct. The Company maintains "disclosure controls and procedures" (as defined in Rule 13a-15(e) under the 1934 Act Regulations), and such controls and procedures are designed (a) to ensure that material information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission's rules and forms and (b) to ensure that material information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company's management, including its principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure. The Company does not have any material weaknesses in internal control over financial reporting (as defined in Rule 13a-15(f) under the 1934 Act Regulations), and there has been no fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting (as defined in Rule 13a-15(f) under the 1934 Act Regulations). The Company is otherwise in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated by the Commission.

         SECTION 2. Sale and Delivery to Underwriters; Closing.

         (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule A, the number of Initial Securities set forth in Schedule B opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of
Section 8 hereof.

         (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase, from the Company up to an additional 900,000 shares of Common Stock at the price per share set forth in Schedule A, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon written notice by the Underwriters to the Company setting forth the aggregate number of Option Securities as to which the Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Underwriters, but shall not be later than five full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule B opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Underwriters discretion shall make to eliminate any sales or purchases of fractional shares.

         (c) Payment. Payment of the purchase price for the Initial Securities shall be made to the Company by wire transfer of immediately available funds against delivery of such Initial Securities for the respective accounts of the several Underwriters through the facilities of the Depository Trust Company for the account of the Underwriters, of the Initial Securities to be purchased by them at 9:00 A.M. (Texas time) on the third business day after the date hereof, or such other time not later than ten business days after such date as shall be agreed upon by the Underwriters and the Company (such time and date of payment and delivery being herein called "Closing Time").

         In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for such Option Securities shall be made by wire transfer of immediately available funds against delivery of such Option Securities for the respective accounts of the Underwriters, through the facilities of the Depository Trust Company for the account of the Underwriters, of the Option Securities to be purchased by them on each Date of Delivery as specified in the written notice from the Underwriters to the Company.

         SECTION 3. Covenants of the Company. In further consideration of the agreements of the Underwriters contained herein, the Company covenants with the Underwriters as follows:

         (a) Compliance with Securities Regulations and Commission Requests. Prior to any termination of the offering of the Securities, the Company, subject to Section 3(b) will notify the Underwriters immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) of the 1933 Act Regulations and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) of the 1933 Act Regulations was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. If any stop order is issued, the Company will make a commercially reasonable effort to obtain the lifting thereof at the earliest possible moment.

         (b) Filing of Amendments. Prior to any termination of the offering of the Securities, the Company will (i) give the Underwriters notice of its intention to file or prepare any amendment to the Registration Statement or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, (ii) furnish the Underwriters with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and (iii) not file or use any such document to which the Underwriters or counsel for the Underwriters shall reasonably object.

         (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Underwriters and counsel for the Underwriters, without charge, conformed copies of the Registration Statement as originally filed and of each amendment thereto (in each case excluding exhibits). The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (d) Delivery of Prospectuses. The Company will furnish to the Underwriters, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as the Underwriters may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

         (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriters may designate and to maintain such qualifications in effect for so long as required for the resale of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for so long as required for the resale of the Securities.

         (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement of the Company (which need not be audited) for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

         (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the "Use of Proceeds" section of the Prospectus.

         (i) Listing. The Company will use its best efforts to effect the listing of the Securities on the New York Stock Exchange. In this connection, the Company will make any and all filings with the New York Stock Exchange required to list the Securities on or prior to completion of the offering.

         (j) Restriction on Sale of Securities. During a period commencing on the date of the Prospectus and ending on the 90th day after the date of the Prospectus, the Company will not, without the prior written consent of the Underwriters, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or
(ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (C) any issuance of shares of Common Stock, or granting of options to purchase Common Stock, pursuant to existing employee benefit plans of the Company referred to in the Prospectus or (D) any issuance of shares of Common Stock by the Company, or options to purchase Common Stock, pursuant to any non-employee director stock plan or dividend reinvestment plan referenced in the Prospectus.

         (k) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

         SECTION 4. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including
(a) the preparation, printing, filing and distribution of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (b) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the

Underwriters, (c) the fees and disbursements of the Company's counsel, accountants and other advisors, (d) the registration or qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (e) the printing and delivery to the Underwriters of copies of the Prospectus and any amendments or supplements thereto, (f) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (g) the fees and expenses of any transfer agent or registrar for the Securities, and
(h) the fees and out-of-pocket expenses incurred in connection with the listing of the Securities. In addition, whether or not the transactions contemplated under this Agreement are consummated, or this Agreement expires or is terminated, the Company shall pay to, or on behalf of, the Underwriters, promptly as billed, all reasonable fees, disbursements and out-of-pocket expenses incurred by the Underwriters in connection with their services rendered (including, without limitation, travel and lodging expenses, word processing charges, messenger and duplicating services, facsimile expenses and other customary expenditures); provided, that, except as provided in this Section 4, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Securities which they may sell and the expenses of advertising any offering of the Securities made by the Underwriters. If this agreement is terminated pursuant to Section 8 by reason of default of one or more of the Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

         SECTION 5. Conditions of the Underwriters' Obligations. The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any Subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

         (a) Effectiveness of Registration Statement. The Registration Statement has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or, to the knowledge of the Company, proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters.

         (b) Opinion of Counsel for the Company. At Closing Time, the Underwriters shall have received the favorable opinion, dated as of Closing Time, of Andrews Kurth LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriters may reasonably request.

         (c) Opinion of Counsel for the Underwriters. At Closing Time, the Underwriters shall have received the favorable opinion, dated as of Closing Time, of Vinson & Elkins L.L.P., counsel for the Underwriters, with respect to the matters set forth in clauses (4), (5) (solely as to preemptive or other similar rights arising by operation of law or under the charter or bylaws of the Company), (6), (10) and (12) (solely as to the information in the Prospectus in the

"Description of Capital Stock" section of the Prospectus) and the first paragraph following clause (14) of Exhibit A hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Underwriters. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its Subsidiaries and certificates of public officials.

         (d) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriters shall have received a certificate of the Chief Executive Officer or Chief Operating Officer of the Company and of the Chief Financial or Chief Accounting Officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements contained herein and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and, to the best of such officers' knowledge, no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

         (e) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Underwriters shall have received from Ernst & Young LLP a letter dated such date, in form and substance satisfactory to the Underwriters, containing statements and information of the type ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

         (f) Bring-Down Comfort Letter. At Closing Time, the Underwriters shall have received from Ernst & Young LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

         (g) Reserve Engineer's Letter. At Closing Time, the Underwriters shall have received from NSA a letter, in form and substance satisfactory to the Underwriters with respect to the reserve information included in the Registration Statement and Prospectus.

         (h) Approval of Listing. At Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

         (i) Lock-up Agreements. At the date of this Agreement, the Underwriters shall have received an agreement substantially in the form of Exhibit B hereto signed by the persons listed on Schedule C hereto.

         (j) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Underwriters shall have received:

                  (i) Officers' Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the Chief Financial or Chief Accounting Officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

                  (ii) Opinion of Counsel for the Company. The favorable opinion of Andrews Kurth LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the respective opinions required by Section 5(b) hereof.

                  (iii) Opinion of Counsel for the Underwriters. The favorable opinion of Vinson & Elkins L.L.P., counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

                  (iv) Bring-down Comfort Letter. A letter from Ernst & Young LLP, in form and substance satisfactory to the Underwriters and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(f) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

         (k) Additional Documents. At Closing Time and each Date of Delivery, Vinson & Elkins L.L.P. shall have been furnished with such documents as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained. All proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

         (l) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities, on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Underwriters by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 9 shall survive any such termination and remain in full force and effect.

         SECTION 6. Indemnification.

         (a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act as follows:

                  (i) from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided, that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

                  (iii) from and against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriters), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriters expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

         (b) Indemnification of the Company and its Directors and Officers. The Underwriters agree to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, its employees and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense whatsoever described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriters expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

         (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) or (b) above, the indemnifying party shall assume the defense of such action, including the employment of counsel and payment of reasonable expenses. The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to take charge of the defense of such action within a reasonable time after notice of the institution of such action, (iii) such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them that are different from or additional to those available to the indemnifying party or (iv) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest (based on the advice of counsel) (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party or parties) in any of which events such fees and expenses shall be borne by the indemnifying party and paid as incurred; provided that the indemnifying party shall only be responsible for the fees and expenses of one counsel for the indemnified party or parties hereunder. Anything in this paragraph to the contrary notwithstanding, the indemnifying party shall not be liable for any settlement of any such claim or action effected without its written consent, which consent shall not be unreasonably withheld. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this
Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim.

         (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

         SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (a) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (b) if the allocation provided by clause (a) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the untrue statements or omissions that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discounts and commissions received by the Underwriters, on the other hand, bear to the total gross proceeds from the offering of the Securities under this Agreement, in each case as set forth on the cover of the Prospectus.

         The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any untrue statement or omission or alleged untrue statement or omission relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 7, the Underwriters shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that the Underwriters has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 7, each person, if any, who controls the Underwriters within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Underwriters, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

         The Underwriters severally confirm and the Company acknowledges that the statements with respect to the public offering of the Securities by the Underwriters set forth on the cover page of the Prospectus and the statements in the paragraphs under the caption "Underwriting--Commission and Expenses", "--Stabilization, Short Swing Positions," "--Penalty Bids" and "--Discretionary Sales" section of the Prospectus constitute the only information concerning the Underwriters furnished in writing to the Company by or on behalf of the Underwriters for inclusion in the Registration Statement and the Prospectus.

         SECTION 8. Defaulting Underwriters. If, at the Closing Time or any Date of Delivery, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Securities which the defaulting Underwriter agreed but failed to purchase at such Closing Time or Date of Delivery, as the case may be, in the respective portions which the number of Initial Securities set opposite the name of each remaining non-defaulting Underwriter in Schedule B hereto bears to the total number of Initial Securities set opposite the names of all the remaining non-defaulting Underwriters in Schedule B hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Securities at such Closing Time or Date of Delivery, as the case may be, if the total number of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase on any such date exceeds 9.09% of the total number of Securities to be purchased at such Closing Time or Date of Delivery, as the case may be, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of Securities which it agreed to purchase at such Closing Time or Date of Delivery, as the case may be, pursuant to the terms of Section 2. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to Jefferies & Company, Inc. who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Securities to be purchased at such Closing Time or Date of Delivery, as the case may be. If the remaining Underwriters or other underwriters satisfactory to Jefferies & Company, Inc. do not elect to purchase the Securities which the defaulting Underwriter agreed but failed to purchase at such Closing Time or Date of Delivery, as the case may be, this Agreement (or, with respect to the Date of Delivery, the obligation of the Underwriters to purchase, and of the Company to sell, the Option Securities) shall terminate without liability on the part of any non-defaulting Underwriter or the Company or its Subsidiaries except that the Company will continue to be liable for the payment of expenses set forth in Section 4. As used in this agreement, the term "Underwriter" includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule B hereto who, pursuant to this Section 8, purchases Initial Securities which a defaulting Underwriter agreed but failed to purchase.

         Nothing contained in herein shall relieve a defaulting Underwriter of any liability it may have to the Company for damages, including expenses paid by the Company pursuant to Section

4, caused by its default. If other underwriters are obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Time or the Date of Delivery, as the case may be, for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or agreement.

         SECTION 9. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its Subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters.

         SECTION 10. Termination of Agreement.

         (a) Termination; General. The Underwriters may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriters, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (ii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange, the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iii) if a banking moratorium has been declared by either Federal, New York or Texas authorities.

         (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 9 shall survive such termination and remain in full force and effect.

         SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Underwriters at 909 Fannin, Suite 3100, Houston, Texas 77010, Attention: Todd A. Dittmann; and notices to the Company shall be directed to it at 5555 San Felipe, Suite 1200, Houston, Texas 77056,
Attention: Secretary.

         SECTION 12. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers, directors and employees referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers, directors and employees and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriters shall be deemed to be a successor by reason merely of such purchase.

         SECTION 13. APPLICABLE LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

         SECTION 14. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         SECTION 15. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

                                        Very truly yours,

                                        KCS ENERGY, INC.


                                        By: /s/ James W. Christmas
                                            ------------------------------------
                                            James W. Christmas
                                            Chairman and Chief
                                            Executive Officer


CONFIRMED AND ACCEPTED,
as of the date first
above written:

JEFFERIES & COMPANY, INC.


By: /s/ Todd Dittman
    ---------------------------------
    Authorized Signatory



SANDERS MORRIS HARRIS INC.


By: /s/ Ric Saalwachter
    ---------------------------------
    Authorized Signatory



HARRIS NESBITT CORP.


By: /s/ David Cecil
    ---------------------------------
    Authorized Signatory

For themselves and the other several Underwriters, if any, named in Schedule B to the foregoing Agreement.

                                   SCHEDULE A


                                KCS ENERGY, INC.

                        6,000,000 Shares of Common Stock
                           (Par Value $0.01 Per Share)


         1. The public offering price per share for the Securities, determined as provided in said Section 2, shall be $8.00.

         2. The purchase price per share for the Securities to be paid by the Underwriters shall be $7.58, being an amount equal to the public offering price set forth above less $0.42 per share.



                                  Schedule A-1

                                   SCHEDULE B

      NAME OF UNDERWRITER     NUMBER OF INITIAL SECURITIES
      -------------------     ----------------------------
Jefferies & Company, Inc.            2,700,000
Sanders Morris Harris Inc.           2,700,000
Harris Nesbitt Corp.                   600,000



                                  Schedule B-1

                                   SCHEDULE C


James W. Christmas, Chairman, Chief Executive Officer and Director William N. Hahne, President, Chief Operating Officer and Director
G. Stanton Geary, Director
James L. Bowles, Director
Robert G. Raynolds, Director
Joel D. Siegel, Director
Christopher A. Viggiano, Director
Harry Lee Stout, Senior Vice President, Marketing and Risk Management Frederick Dwyer, Vice President, Controller and Secretary
Joseph T. Leary, Vice President and Chief Financial Officer



                                  Schedule C-1

                                                                       EXHIBIT A

                      FORM OF OPINION OF ANDREWS KURTH LLP
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)

         1. The Company is validly existing as a corporation in good standing under the laws of the State of Delaware.

         2. The Company has corporate power and authority to own or lease its properties and to conduct its business, as described in the Registration Statement and the Prospectus and to execute and deliver, and perform its obligations under, the Agreement.

         3. Each of (a) KCS Resources, Inc. and (b) California Medallion Properties Company is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has corporate power and authority to own or lease its properties and to conduct its business, as described in the Registration Statement and the Prospectus; all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, and is owned of record and, to our knowledge, beneficially by the Company, directly or through Subsidiaries.

         4. The Securities have been duly authorized and, when issued and delivered in accordance with the terms of the Agreement against payment therefor as set forth in the Agreement, will be validly issued, fully paid and non-assessable.

         5. The issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company pursuant to the Delaware General Corporation Law, the Restated Certificate of Incorporation, as amended, and Restated By-Laws, as amended, of the Company or any material agreement, contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement or the Company's Annual Report on Form 10-K ("Material Agreements").

         6. The Agreement has been duly authorized, executed and delivered by the Company.

         7. To our knowledge, neither the Company nor any Subsidiary is in violation of its charter or bylaws.

         8. Neither the offer, sale or delivery of the Securities by the Company, the execution, delivery or performance of the Agreement by the Company (including the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") nor compliance by the Company with its obligations under the Agreement constitutes or will constitute, whether with or without the giving of notice or lapse of time or both, a breach of, or default or Repayment Event (as defined in Section 1(a)(xi) of the Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument to which the



                                  Exhibit A-1

Company or any Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject, that has been filed as an exhibit to the Registration Statement or to the Company's Annual Report on Form 10-K (except for such breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will any such action result in any violation of (a) the provisions of the charter or bylaws of the Company or any Subsidiary, (b) any Applicable Laws (as defined in such counsel's opinion) (assuming compliance with all applicable state securities and blue sky laws) or (c) any judgment, order, writ or decree of any court, governmental agency or arbitrator that is known to us to be applicable to the Company or any Subsidiary or any of their respective properties, which in the case of clause (b) and (c) would not cause a Material Adverse Effect.

         9. The Registration Statement and the Prospectus, and each amendment or supplement to the Registration Statement or Prospectus as of their respective effective or issue dates, appeared on their face to comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations (except that in each case, we express no opinion as to the financial statements, schedules and other financial data included therein or excluded therefrom, or the exhibits thereto).

         10. Each of the documents incorporated by reference into the Registration Statement filed prior to the date hereof appeared on its face to comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations (except that in each case, we express no opinion as to the financial statements, schedules and other financial data included therein or excluded therefrom, or the exhibits to any of such documents).

         11. The statements in the Registration Statement and the Prospectus under the caption "Description of Capital Stock," and in the Registration Statement under Item 15, insofar as they constitute descriptions of contracts, agreements or other legal documents, or refer to statements of law or legal conclusions, fairly summarize the matter referred to therein in all material respects, subject to the qualifications and assumptions stated therein.

         12. No Governmental Approval (as defined in such counsel's opinion), which has not been obtained or taken and is not in full force and effect, is required as a condition to the execution and delivery by the Company of the Agreement, or the performance by the Company of its obligations under the Agreement.

         13. The Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the 1940 Act.

         In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company and counsel for and other representatives of the Underwriters at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel have not independently verified and are not passing upon, and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (except and to the extent set forth in paragraph 11 above), on the basis of the foregoing, no facts have come to such counsel's attention that have lead them to believe that at its effective date, the Registration Statement contained an untrue statement of a material fact or omitted to state a



                                   Exhibit A-2
material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of the date of the Prospectus or as of the date hereof, the Prospectus contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, it being understood that such counsel expresses no statement or belief with respect to (a) the financial statements and related schedules included therein, including the notes and the auditor's report thereon, (b) the other information of a financial nature included in the Registration Statement or the Prospectus and (c) the exhibits to the Registration Statement.

         As used in this letter, the phrase "to our knowledge" or words of similar import means conscious awareness of facts or other information by the lawyers in our firm who have devoted substantive attention to legal matters on behalf of the Company.

         In addition, such counsel's opinion shall state that based solely on its review of a copy of the Effectiveness Order, the Registration Statement was declared effective under the 1933 Act at 10:00 a.m. (Washington D.C. time) on September 30, 2003. Such counsel have also been orally advised by the SEC that no stop order suspending the effectiveness of the Registration Statement has been issued, and based solely on such counsel's communications with the SEC, to such counsel's knowledge no proceedings for that purpose have been instituted or are pending or threatened by the SEC. The Prospectus has been filed pursuant to Rule 424(b) of the 1933 Act Regulations in the manner and within the time period required by the Rule.

         In rendering such opinion, such counsel may (a) rely in respect of matters of fact upon certificates of officers and employees of the Company and upon information obtained from public officials, (b) assume the legal capacity of all natural persons, that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the authentic originals thereof, and that the signatures on all documents examined by them are genuine and (c) state that their opinion is limited to the Applicable Laws of the State of Texas, the General Corporation Law of the State of Delaware, the Applicable Laws of the United States of America and certain specified laws, rules and regulations of the United States of America to the extent referred to specifically herein.

         "Applicable Laws" of a specified jurisdiction means all laws, rules and regulations of a specified jurisdiction that, in our experience, are applicable to transactions of the type contemplated by the Agreement, and which are not the subject of a specific opinion herein referring expressly to a particular law, rule or regulation; provided that the term "Applicable Laws" does not include:

         (a) any municipal or other local law, rule or regulation, and any other law, rule or regulation relating to (i) pollution or protection of the environment, (ii) zoning, land use, building or construction codes or guidelines or (iii) occupational safety and health or (iv) public utility company regulation;

         (b) antitrust and other laws regulating competition;

         (c) antifraud laws;



                                   Exhibit A-3

         (d) tax laws, rules or regulations; or

         (e) United States federal or state securities or blue sky laws, rules or regulations.

         "Governmental Approval" means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority pursuant to (i) the Applicable Laws of the State of Texas, (ii) federal securities laws, rules or regulations, (iii) the Applicable Laws of the United States of America, or (iv) the General Corporation Law of the State of Delaware.



                                   Exhibit A-4

                                                                       EXHIBIT B

                                November 20, 2003


Jefferies & Company, Inc.
Sanders Morris Harris Inc.
Harris Nesbitt Corp.
c/o Jefferies & Company, Inc.
909 Fannin, Suite 3100
Houston, Texas  77010

     Re:   Proposed Public Offering by KCS Energy, Inc.

Dear Sirs:

         The undersigned, an executive officer and/or director of KCS Energy, Inc., a Delaware corporation (the "Company"), understands that Jefferies & Company, Inc., Sanders Morris Harris Inc. and Harris Nesbitt Corp. (collectively, the "Underwriters") propose to enter into an Underwriting Agreement (the "Underwriting Agreement") with the Company providing for the public offering of shares (the "Securities") of the Company's common stock, par value $.01 per share (the "Common Stock"). In recognition of the benefit that such an offering will confer upon the undersigned as an executive officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Underwriters that, during a period commencing on the date of the Underwriting Agreement and ending on the 90th day after the date of the Underwriting Agreement, the undersigned will not, without the prior written consent of the Underwriters, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company's Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise; provided, however, that the restrictions in clauses (i) and (ii) above shall not apply to any bona fide gift of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock to a donee; provided that (a) each donee shall execute and deliver to the Underwriters a duplicate form of this Lock-up Agreement and (b) no filing by any party (donor or donee) under Section 16(a) of the Securities Exchange Act of 1934, as amended, shall be required or shall be made voluntarily in connection with such transfer (other than a filing on Form 5 made after the expiration of the 90-day period referred to above.



                                   Exhibit B-1

                                             Very truly yours,


                                             Signature:
                                                       -------------------------

                                             Print Name:
                                                        ------------------------



                                  Exhibit B-2